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                                                                 EXHIBIT 10.26




                         FIRST SUPPLEMENTAL INDENTURE

                                    between

                         BUCKEYE CELLULOSE CORPORATION

                                      and

                       BANKERS TRUST COMPANY, AS TRUSTEE

                         Dated as of November 9, 1995


                       ---------------------------------



                                Supplement to:

                         BUCKEYE CELLULOSE CORPORATION

                                  $70,000,000

                             10 1/4% Senior Notes

                                   Due 2001

                                   INDENTURE

                           Dated as of May 27, 1993

                            BANKERS TRUST COMPANY,

                                  as Trustee



                       ---------------------------------
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     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
November 9, 1995, between Buckeye Cellulose Corporation, a Delaware Corporation (the "Company"), and Bankers Trust Company, a New York banking corporation (the "Trustee") to the INDENTURE (the "Indenture"), dated as of May 27, 1993 between the Company and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Indenture.

     WHEREAS, Section 902 of the Indenture authorizes the Company and the Trustee, from time to time, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes (the "Requisite Consents") and when authorized by a Board Resolution, to amend the Indenture by supplemental indenture for the purposes therein set forth.

     WHEREAS, the Company, by appropriate corporate action, has determined to amend the provisions of the Indenture in the manner described below and the Company has taken all acts and proceedings required by law, by the Indenture, and by the Articles of Incorporation and Bylaws of the Company necessary to duly authorize, execute and deliver this Supplemental Indenture and to constitute this Supplemental Indenture a legal, valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof.

     WHEREAS, the Company has obtained the Requisite Consents to amend the Indenture as set forth herein and has delivered such consents to the Trustee.

     WHEREAS, the Company desires that the modifications, additions and amendments contained herein become operative and effective on the date the Company accepts for purchase and payment Notes validly tendered (and not validly withdrawn) pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement dated October 16, 1995, as amended (the "Offer to Purchase").

     NOW, THEREFORE, in consideration of the premises herein, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

SECTION 1          AMENDMENT TO SECTION 101.

     The text of Section 101 of the Indenture is hereby amended as follows:

     Insert the following as a new definition immediately prior to the definition of "Acquired Indebtedness":

     "Acceptance Date" means the date the Company accepts for purchase and payment Notes validly tendered (and not validly withdrawn) pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement dated October 16, 1995, as amended.

     Delete the definition of "Acquired Indebtedness" in its entirety and insert the following in its place:

     "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary of the Company or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary of the Company, as the case may be.

1.01 Delete the definition of "Affiliate" in its entirety and insert the following in its place:

     "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or
(iii) any other Person 5% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

1.02      Delete the definition of "Attributable Debt" in its entirety.

     1.03 Delete the definition of "Bank Credit Agreement" in its entirety and insert the following in its place:

     "Bank Credit Facility" means the Bank Credit Agreement, dated as of the Acceptance Date, among the Company, the Banks, and Fleet Bank of Massachusetts, N.A., as such agreement, in whole or in part, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing regardless of the amount of borrowings permitted thereunder, which borrowings were incurred in accordance with the Indenture).

1.04 Delete the definition of "Banks" and insert the following in its place:

     "Banks" means the lenders from time to time who are parties to the Bank Credit Facility.

     1.05 Delete the definition of "Capitalized Lease Obligation" in its entirety and insert the following in its place:

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


     "Capitalized Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     1.06 Delete the definition of "Cash Equivalents" in its entirety and insert the following in its place:

     "Cash Equivalents" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any money market deposit account, demand deposit account, time deposit or certificate of deposit, maturing not more than one year after the date of acquisition, of a commercial banking institution organized under the laws of the United States, any State thereof, the District of Columbia, or any foreign country recognized by the United States and which institution has combined capital and surplus and undivided profits of not less than $200 million, (iii) any time deposit or certificate of deposit, maturing more than one year after the date of acquisition, of a commercial banking institution organized under the laws of the United States of America, any State thereof, the District of Columbia or any foreign country recognized by the United States of America and which institution has combined capital and surplus and undivided profits of not less than $200 million and whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investor's Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Corporation ("S&P") or any successor rating agency, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (v) any money market deposit account, demand deposit account, time deposit or certificate of deposit of Union Planters National Bank; provided that Union Planters National Bank has combined capital and surplus and undivided profits of not less than $100 million.

     1.07 Insert the following as a new definition immediately after the definition of "Commission":

     "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

1.08 Insert the following as a new definition immediately after the definition of "Company Request":

     "Concurrent Equity Offering" means the offering by the Company of shares of its common stock, pursuant to a prospectus, dated November __, 1995.

     1.09 Delete the definition of "Consolidated Adjusted Net Income" in its entirety and insert the following immediately after the definition of "Consolidated Interest Expense":

     "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (or losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vii) any restoration to income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of the Indenture, or (viii) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person.

     1.10 Delete the definition of "Consolidated Fixed Charge Coverage Ratio" in its entirety and insert the following in its place:

     "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of such Person and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the Consolidated Interest Expense for such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

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


     1.11 Delete the definition of "Consolidated Tax Expense" in its entirety and insert the following immediately after the definition of "Consolidated Fixed Charge Coverage Ratio":

     "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

     1.12 Delete the definition of "Consolidated Interest Expense" in its entirety and insert the following in its place:

     "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b)
(i) the interest component of the Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period and (ii) all capitalized interest of such Person and its Subsidiaries plus (c) the interest expense under any Guaranteed Debt of such Person and its Subsidiaries to the extent not included under clause (a)(iv) above, plus (d) the aggregate amount during such period of cash or non-cash dividends paid on any Redeemable Capital Stock or Preferred Stock of the Company and its Subsidiaries, in each case as determined on a Consolidated basis in accordance with GAAP.

     1.13 Delete the definition of "Consolidated Net Worth" in its entirety and insert the following in its place:

     "Consolidated Net Worth" of any Person, as of a date, means the Consolidated stockholders' equity (excluding Redeemable Capital Stock and treasury stock) of such Person and its Subsidiaries, as of such date, as determined in accordance with GAAP.

1.14 Delete the definition of "Consolidated Non-cash Charges" in its entirety and insert the following in its place:

     "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

1.15 Delete the definition of "Consolidated Tangible Assets" in its entirety and insert the following in its place:

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     "Consolidated Tangible Assets" of any Person means (a) all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

     1.16 Insert the following as a new definition immediately after the definition of "Consolidated Tangible Assets":

     "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries (other than Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its Subsidiaries (other than Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

     1.17 Insert the following as a new definition immediately after the definition of "Consolidation":

     "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

1.18 Insert the following as a new definition immediately after the definition of "Defaulted Interest":

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest (other than solely as a result of equity ownership in the Company) in or with respect to such transaction or series of related transactions.

1.19      Delete the definition of "Foley Services Agreement" in its entirety.

1.20 Insert the following as a new definition immediately after the definition of "Event of Default":

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

1.21 Insert the following as a new definition immediately after the definition of "GAAP":

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

1.22      Delete the definition of "Headquarters Assets" in its entirety.

1.23 Insert the following as a new definition immediately after the definition of "Interest Payment Date":

     "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

1.24 Delete the definition of "Investment" in its entirety and insert the following in its place:

     "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

     1.25    Delete the definition of "License Agreement" in its entirety.

1.26 Delete the definition of "Maturity" in its entirety and insert the following in its place:

     "Maturity" means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Purchase Date or the redemption date and whether by declaration of acceleration, Excess Proceeds Offer, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

1.27 Delete the definition of "Net Cash Proceeds" in its entirety and insert the following in its place:

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     "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds thereof (as reflected in an Officers' Certificate delivered to the Trustee) in the form of cash or cash equivalents (including payments in respect of deferred payment obligations when received in the form of, or Capital Stock or other assets when disposed of for, cash or cash equivalents), net of (i) brokerage commissions or underwriting discounts or commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties that are the subject of such Asset Sale, and (iv) appropriate amounts to be provided by the recipient of such proceeds or any subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the recipient of such proceeds or any subsidiary thereof, as the case may be, after such transaction, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under Section 1012, the proceeds of such issuance or sale in the form of cash including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Subsidiaries), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

1.28 Delete the definition of "Permitted Affiliate Transactions" in its entirety.

1.29 Delete the definition of "Permitted Indebtedness" in its entity and insert the following in its place:

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company under the Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $75 million plus the aggregate principal amount of Notes which are purchased by the Company pursuant to its Offer to Purchase and Consent Solicitation Statement dated October 16, 1995 concurrently with or within 60 days of the date of the indenture relating to the Company's Senior Subordinated Notes due 2005 and (b) 85% of accounts receivable and 50% of inventory of the Company and its Subsidiaries under a borrowing-based facility based on accounts receivable and inventory (each as determined in accordance with GAAP);

          (ii) Indebtedness of the Company pursuant to the Notes and the Company's Senior Subordinated Notes due 2005;

          (iii) guarantees of any of the Company's Subsidiaries of Indebtedness of the Company under the Bank Credit Facility;

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


          (iv) Indebtedness of the Company or any of its Subsidiaries outstanding on the Acceptance Date;

          (v) Indebtedness of the Company owing to any of its Subsidiaries; provided that any Indebtedness of the Company owing to a Subsidiary of the Company is made pursuant to an intercompany note in the form attached to the indenture relating to the Company's Senior Subordinated Notes due 2005 and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Subsidiary of the Company) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (v);

          (vi) Indebtedness of a Wholly Owned Subsidiary owing to the Company or another Wholly Owned Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to the indenture relating to the Company's Senior Subordinated Notes due 2005; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Wholly Owned Subsidiary of the Company) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi), and (b) any transaction pursuant to which any Wholly Owned Subsidiary of the Company, which has Indebtedness owing to the Company or any other Wholly Owned Subsidiary of the Company, ceases to be a Wholly Owned Subsidiary of the Company shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Subsidiary that is not permitted by this clause (vi);

          (vii) obligations of the Company entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness of the Company or any of its Subsidiaries as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations, or (c) under any Commodity Price Protection Agreements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;

          (viii) Indebtedness of the Company or any of its Subsidiaries incurred to finance construction of a pipeline and other environmental expenditures, pursuant to an agreement reached between the Florida Department of Environmental Protection and the Company, not to exceed $40 million outstanding at any one time in the aggregate;

          (ix) Indebtedness of the Company or any of its Subsidiaries evidenced by Purchase Money Obligations and Capitalized Lease Obligations not to exceed $5 million outstanding at any one time in the aggregate;

          (x) Indebtedness of the Company or any of its Subsidiaries incurred after the date of the Indenture relating to letters of credit supporting workers compensation obligations not to exceed $5 million outstanding at any one time in the aggregate;

          (xi) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii) and (iv) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life or the Stated Maturity of such Indebtedness; and

          (xii) Indebtedness of the Company in addition to that described in clauses (i) through (xi) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $25 million outstanding at any one time in the aggregate.

1.30 Delete the definition of "Permitted Investments" in its entirety and insert the following its place:

     "Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Subsidiary of the Company described under clauses (v), (vi) and (vii) of the definition of "Permitted Indebtedness"; (iii) Cash Equivalents; (iv) Investments acquired by the Company or any Subsidiary of the Company in connection with an Asset Sale permitted under Section 1016 to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) Investments in existence on the Acceptance Date; (vi) loans or advances to employees made in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries not to exceed $2 million outstanding at any one time in the aggregate; (vii) loans made to employees (including guarantees of loans by third parties to employees) from time to time in an aggregate principal amount at any one time outstanding not to exceed $1 million, the proceeds of which are used to purchase Capital Stock of the Company; (viii) sales of goods on trade credit terms, consistent with the past practices of the Company or any Subsidiary of the Company or as otherwise consistent with trade credit terms in common use in the industry; (ix) Investments valued at Fair Market Value at the time made in Unrestricted Subsidiaries not to exceed $10 million outstanding at any one time in the aggregate; and (x) in addition to Investments described in clauses (i) through (ix) of this definition of "Permitted Investments," Investments valued at Fair Market Value at the time made not to exceed $15 million outstanding at any one time in the aggregate.

1.31 Delete the definition of "Permitted Liens" in its entirety and insert the following in its place:

     "Permitted Liens" means the following types of Liens:

     (a) any Lien existing as of the Acceptance Date;

     (b) any Lien securing any Indebtedness incurred under the Bank Credit Facility;

     (c) any Lien (other than any Lien described in (a) or (b) above) created in connection with Purchase Money Obligations, Capitalized Lease Obligations and sale-leaseback transactions if, but only if, after giving effect to the creation, incurrence or assumption of such Indebtedness, the sum of the aggregate principal amounts secured by all such Liens does not exceed 10% of the Company's Consolidated Tangible Assets;

     (d) any Lien securing Acquired Indebtedness, provided that any such Lien only extends to the assets that were subject to such Lien prior to the related acquisition by the Company or its Subsidiaries and was not created, incurred or assumed in contemplation of such transaction;

     (e) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (f) any Lien securing Indebtedness of the Company or any of its Subsidiaries incurred to finance construction of a pipeline and other environmental expenditures, pursuant to an agreement reached between the Florida Department of Environmental Protection and the Company, not to exceed $40 million outstanding at any one time in the aggregate;

     (g) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) taxes not yet delinquent or that are being contested in good faith; (iii) security for payment of workmen's compensation or other insurance; (iv) good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases; (v) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or (vi) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof;

     (h) any Lien securing Indebtedness in an aggregate principal amount of up to $1 million at any one time outstanding; and

     (i) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (i).

     1.33 Delete the definition of "Permitted Subsidiary Indebtedness" in its entirety and insert the following in its place:

     "Permitted Subsidiary Indebtedness" means (i) Acquired Indebtedness of any Subsidiary of the Company and (ii) Indebtedness of any Subsidiary of the Company, provided that the aggregate outstanding principal amount of Indebtedness of all of the Company's Subsidiaries incurred pursuant to this clause (ii) shall not at any given time exceed 10% of the Company's Consolidated Tangible Assets as of the date of determination.

1.34 Delete the definition of "Preferred Stock" in its entirety and insert the following in its place:

     "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

1.35 Delete the definition of "Professional Services Agreement" in its entirety.

1.36 Insert the following as a new definition immediately after the definition of "Public Offering":

     "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or any of its Subsidiaries and any additions and accession thereto, which are purchased by the Company or any of its Subsidiaries at any time after the Notes are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase, acquisition or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased, acquired or constructed, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or its Subsidiaries of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

1.37 Insert the following as a new definition immediately after the definition of "Purchase Money Obligation":

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     1.38 Delete the definition of "Redeemable Capital Stock" in its entirety and insert the following in its place:

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

1.39 Delete the definition of "Subsidiary" in its entirety and insert the following in its place:

     "Subsidiary" means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by another Person or by one or more of such other Person's other Subsidiaries, or by such other Person and one or more of such other Person's other Subsidiaries; provided that any Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under the Notes.

1.40 Delete the definition of "Unrestricted Subsidiary" in its entirety and insert the following in its place:

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) neither the Company nor any of its Subsidiaries provides credit support for Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, (c) any Investment in such Unrestricted Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of
Section 1019 and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any other Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment; and (d) such Unrestricted Subsidiary does not own any Capital Stock in any Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and shall be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the Fair Market Value of such Investment as determined in good faith by the Board of Directors. The Board of Directors may designate any Unrestricted Subsidiary as a Subsidiary of the Company; provided that either (x) the Unrestricted Subsidiary to be designated a Subsidiary of the Company has total assets of $1,000 or less at the time of its designation or (y) (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under Section 1011 and (ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary is designated a Subsidiary of the Company.

1.41 Insert the following as a new definition immediately after the definition of "Unrestricted Subsidiary":

     "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any of its Subsidiaries is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any of its Subsidiaries to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any of its Subsidiaries to declare, a default on such Indebtedness of the Company or any of its Subsidiaries or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

1.42 Delete the definition of "Voting Stock" in its entirety and insert the following in its place:

     "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

SECTION 2          AMENDMENT TO SECTION 501

     The text of Section 501 of the Indenture is hereby amended as follows:

2.01 Delete all references to "$3 million" in Subsection (a)(5) of Section 501 and insert in their places the phrase "$10 million."

2.02 Delete the reference to "$3 million" in Subsection (a)(6) of Section 501 and insert in its place the phrase "$5 million."

SECTION 3          AMENDMENT TO SECTION 801.

     The text of Section 801 of the Indenture is hereby amended by deleting Subsection (4) in its entirety and renumbering Subsection (5) as Subsection (4).

SECTION 4          AMENDMENT TO SECTION 1011.

          The text of Section 1011 of the Indenture is hereby deleted in its entirety and the following is inserted in its place:

     Section 1011.  Limitation on Indebtedness.

     The Company will not, and will not permit any of its Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness which may be incurred at any time, except for
(a) Indebtedness of the Company and (b) Permitted Subsidiary Indebtedness; provided, that, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial results are available immediately preceding the incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such applicable period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such applicable period as if such Indebtedness was incurred, repaid or retired at the beginning of such applicable period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such applicable period); (iii) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such applicable period; and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such applicable period, assuming such acquisition or disposition had been consummated on the first day of such applicable period) is at least equal to or greater than 2.0:1.0x.

SECTION 5          AMENDMENT TO SECTION 1012.

          The text of Section 1012 of the Indenture is hereby deleted in its entirety and the following is inserted in its place:

     Section 1012.  Limitation on Restricted Payments.

     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in its shares of Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

          (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

          (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary of the Company to any Person (other than (a) to the Company or any Wholly Owned Subsidiary or (b) to all holders of Capital Stock of such Subsidiary on a pro rata basis);

          (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than (a) guarantees of Indebtedness of a Wholly Owned Subsidiary given by the Company or (b) guarantees of Indebtedness of the Company given by any Subsidiary of the Company, in each case in accordance with the terms of the Indenture); or

          (vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (vi), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless
(1) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1011; and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture, does not exceed the sum of:

          (A)  $15 million;

          (B) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on May 1, 1993 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

          (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, pursuant to the Concurrent Equity Offering or to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause
     (ii) or (iii) of paragraph (b) below);

          (D) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company;

          (E) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the date of the Indenture, the aggregate Net Cash Proceeds from their original issuance; and

          (F) to the extent not otherwise included in the Company's Consolidated Net Income, the aggregate payments in cash of interest on Indebtedness or dividends or other distributions received by the Company or any of its Subsidiaries after the date of the Indenture from any Unrestricted Subsidiary (or from redesignation of an Unrestricted Subsidiary as a Subsidiary of the Company), except to the extent any such payments are in respect of taxes to be paid by the Company with respect to the operations of such Unrestricted Subsidiary.

     (b)  Notwithstanding the foregoing, and in the case of clauses (ii) through
(vii) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses
(i) through (iv) being referred to as a "Permitted Payment"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section;

          (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Subsidiary of the Company) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(C) of paragraph (a) of this Section;

          (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3)(C) of paragraph (a) of this Section;

          (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Subordinated Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life greater than the remaining Average Life of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

          (v) the repurchase of any Subordinated Indebtedness of the Company at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control pursuant to a provision similar to Section 1010; provided that prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

          (vi) the repurchase of any Subordinated Indebtedness of the Company, at a purchase price not greater than 100% of the principal amount of such Indebtedness in the event of an Asset Sale pursuant to a provision similar to Section 1016; provided that prior to such repurchase the Company has made an Excess Proceeds Offer to purchase the Notes as provided in such covenant and has repurchased all Notes validly tendered for payment in connection with such Excess Proceeds Offer; and

          (vii) the repurchase of shares of Capital Stock of the Company from employees of the Company upon termination of employment, death or retirement pursuant to the terms of an employee benefit plan or employment agreement; provided that the aggregate amount of all such repurchases in any 12-month period may not exceed $1 million plus the aggregate amount by which repurchases in prior years was less than $1 million.

SECTION 6.         AMENDMENT TO SECTION 1013.

     The text of Section 1013 of the Indenture is hereby deleted in its entirety and the following is inserted in its place:

     Section 1013.  Limitation on Issuances and Sales of Subsidiary Stock.

     The Company will not permit (a) any Subsidiary of the Company to issue, sell or transfer any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Subsidiary, (ii) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Subsidiary of the Company, to the extent required by applicable law and (iii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary of the Company, (B) such Person merges with or into a Subsidiary of the Company or (C) a Subsidiary of the Company merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C) or (b) any Person (other than the Company or a Wholly Owned Subsidiary) to acquire Capital Stock of any Subsidiary of the Company from the Company or any Wholly Owned Subsidiary except, in the case of clause (a) or (b), upon the acquisition of all the outstanding Capital Stock of such Subsidiary which is not in violation with any other terms of the Indenture.

SECTION 7.         AMENDMENT TO SECTION 1014.

     The text of Section 1014 of the Indenture is hereby deleted in its entirety and the following is inserted in its place:

     Section 1014.  Limitation on Transactions with Affiliates.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary) unless (a) such transaction or series of related transactions is in writing and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving an aggregate value in excess of $1 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and
(c) with respect to any transaction or series of related transactions involving an aggregate value in excess of $5 million, either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transactions or series of related transactions is fair to the Company or such Subsidiary from a financial point of view; provided, however, that this provision shall not apply to any transaction with an officer or director of the Company or any of its Subsidiaries entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer, director or employee of the Company or any of its Subsidiaries, including under any stock option or stock incentive plans).

SECTION 8.         AMENDMENT TO SECTION 1017.

     The text of Section 1017 of the Indenture is hereby deleted in its entirety:

SECTION 9.         AMENDMENT TO SECTION 1018.

     The text of Section 1018 of the Indenture is hereby deleted in its entirety and the following is inserted in its place:

     Section 1018. Limitation on Dividend and other Payment Restrictions Affecting Subsidiaries.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any of its Subsidiaries to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other of its Subsidiaries, (iii) make any Investment in the Company or any other Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any other of its Subsidiaries, except for: (a) any agreement in effect on the Acceptance Date; (b) any encumbrance or restriction, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the Acceptance Date, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company; (c) any encumbrance or restriction existing by reason of applicable law; (d) any encumbrance or restriction existing under any customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary of the Company; (e) any encumbrance or restriction contained in any working capital facility of a foreign subsidiary of the Company; and (f) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (f), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

SECTION 10.        AMENDMENT TO SECTION 1019.

     The text of Section 1019 of the Indenture is hereby deleted in its entirety and the following is inserted in its place:

     Section 1019.  Limitation on Unrestricted Subsidiaries.

     The Company will not make, and will not permit its Subsidiaries to make, any Investment in an Unrestricted Subsidiary if, at the time thereof, the amount of such Investment would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1012 plus the amount of Permitted Investments described in clauses (ix) and (x) of the definition thereof then permitted to be made pursuant to Section 1012. Any Investment in an Unrestricted Subsidiary permitted to be made pursuant to this covenant (i) will be treated as a Restricted Payment (unless such Investment was a Permitted Investment) in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property.

SECTION 11.        OPERATIVE EFFECT OF AMENDMENTS.

     Sections 1 through 10 shall not become operative unless and until the Company accepts for purchase and payment Notes validly tendered (and not validly withdrawn) on the Acceptance Date pursuant to the Offer to Purchase, at which time such Sections shall become operative and shall be in full force and effect. In the event the Acceptance Date does not occur on or prior to March 31, 1996, such Sections shall be null and void and of no further effect.

SECTION 12.        INSTRUMENT

     Except as amended and supplemented by this Supplemental Indenture, the Indenture shall be and remain in full force and effect.

SECTION 13.        GOVERNING LAW.

     This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State without giving effect to such State's principles of conflict of laws.

SECTION 14.        COUNTERPARTS.

     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall, together, constitute but one and same instrument.

SECTION 15.        TRUSTEE'S DISCLAIMER.

     The Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as statements of the Company and makes no representations as to, and shall incur no liability with respect to, the validity or sufficiency of this Supplemental Indenture.

SECTION 16.        NO CONFLICT.

     If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required, or deemed, to be included herein by the Trust Indenture Act, such required provision shall control or such provision shall be deemed to be included absent such limitation, qualification or conflict, as the case may be. Furthermore, to the extent that any amendment to the provisions of the Indenture contained in this Supplemental Indenture violates the Trust Indenture Act or the Indenture, such provision shall be deemed not to be amended or restated for purposes of this Supplemental Indenture.


                               *  *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereby have caused this Supplemental Indenture to be duly executed as of the day and year above written.



                                 BUCKEYE CELLULOSE CORPORATION


                                 By:
                                     ----------------------------
[SEAL]
                                 Its:
                                      ---------------------------


Attest:
        ---------------------

                                 BANKERS TRUST COMPANY, as Trustee


                                 By:
                                     ----------------------------
[SEAL]

                                 Its:
                                      ---------------------------


Attest:
        ---------------------



                                      S-1